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                                                                    Exhibit 10.4

                AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this "Amendment") is entered into as of the 24th day of March 2006, by and among NXSTAGE MEDICAL, INC., a Delaware corporation (the "Company"), and PHILIP R. LICARI ("Optionee").

                                    RECITALS

      WHEREAS, the Company and Optionee desire to amend certain terms of the certain Non-Qualified Stock Option Agreement between the Company and Optionee dated as of October 25, 2004 (the "Option Agreement");

      NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties hereby agree as follows:

1. AMENDMENT TO OPTION AGREEMENT. In accordance with Section 12 of the Option Agreement, the Company and Optionee hereby agree to amend the Option Agreement as follows:

      a. The Option Exercise Price/Share is hereby increased from $3.00 to $4.00 (or from $4.10, after giving effect to the reverse stock split affected by the Company in connection with its initial public offering closed on November 1, 2005, to $5.47).

      b. The remainder of the Option as not amended hereby, remains unchanged and in full force and effect.

      c. In consideration for such amendment, the Company hereby agrees to (i) pay Optionee $115,750 in cash on or promptly after January 1, 2007; provided Optionee continues to be employed by the Company as of such date, and (ii) make a grant of 13,027 shares of restricted stock to Optionee, 2991 of which shall vest as of January 1, 2007, provided Optionee continues to be employed by the Company as of such date, and the remainder of which shall vest in approximately equal amounts through October 24, 2008, again, provided Optionee continues to be employed by the Company as of each such vesting date.

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2. MISCELLANEOUS

      2.1 GOVERNING LAW. This Amendment is governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within Massachusetts.

      2.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which is an original, and all of which together constitutes one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Option Agreement as of the date first set forth above.

                                               COMPANY

                                               NXSTAGE MEDICAL, INC.
                                               439 SOUTH UNION STREET, 5th FLOOR
                                               LAWRENCE, MA 01843

                                               By:______________________________
                                               Name:
                                               Title:

                                               OPTIONEE:

                                               _________________________________
                                               Philip R. Licari